SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2002

AER Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation or organization)

0-21926	34-1621925

(Commission File No.)	(I.R.S. Employer Identification No.)

4600 Highlands Parkway, Suite G Smyrna, Georgia	30082

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (770) 433-2127

Not applicable

(Former name or former address, if changed since last report)

ITEM 4. Changes in Registrant’s Certifying Accountant.
ITEM 7. Financial Statements and Exhibits.
SIGNATURES
LETTER DATED MAY 10, 2002 FROM ERNST & YOUNG LLP

ITEM 4. Changes in Registrant’s Certifying Accountant.

     (a)      Former Auditors.

On March 22, 2002, the Board of Directors of AER Energy Resources, Inc. (the “Company”) (which also constitutes the Audit Committee of the Company) directed management to terminate the engagement of Ernst & Young LLP, the Company’s former principal accountant, which was engaged to audit the Company’s financial statements. On May 6, 2002, Ernst & Young LLP was dismissed from such engagement.

No report of the former principal accountant on the financial statements of the Company for either of the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles, except that Ernst & Young’s report on the Company’s financial statements for the two years ended December 31, 2001 contained a modification as to the uncertainty of the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and all subsequent interim periods preceding the dismissal from such engagement, there was no disagreement with the former principal accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former principal accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     (b)      New Auditors.

On May 6, 2002, Grant Thornton LLP was engaged as the Company’s new principal accountant to audit the Company’s financial statements.

ITEM 7. Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter dated May 10, 2002 from Ernst & Young LLP regarding change in certifying accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AER ENERGY RESOURCES, INC.

	By:	/s/ J. T. Moore

Date: May 10, 2002		J. T. Moore Vice President — Chief Financial Officer, Secretary and Treasurer